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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported:  November 12, 2001


                        American Airlines, Inc.
        (Exact name of registrant as specified in its charter)


         Delaware                   1-2691                 13-1502798
  (State of Incorporation) ( Commission File Number)     (IRS Employer
                                                       Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                (Zip Code)


                          (817) 963-1234
                   (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) is filing herewith a press release issued by American on November 12, 2001 as Exhibit 99.1 which is included herein. This press release was issued to confirm that Flight 587, an American Airlines Airbus A300 aircraft en route from New York Kennedy to Santo Domingo, crashed near Kennedy airport on November 12, 2001.

Subsequent to the issuance of this release, American increased the passenger count on Flight 587 to a total of 251 passengers.




Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release

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                           SIGNATURE



     Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to  be
signed  on  its  behalf  by  the  undersigned  hereunto   duly
authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary
















Dated:  November 13, 2001



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                         EXHIBIT INDEX


Exhibit        Description

99.1      Press Release








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                                             Exhibit 99.1


Monday, Nov. 12, 2001, 9:20 a.m. CST

       American Airlines Statement Regarding Flight 587

Flight 587, an American Airlines Airbus A300 aircraft en route from New York Kennedy to Santo Domingo, crashed today near Kennedy airport. The preliminary passenger list indicates the aircraft carried 246 passengers and a crew of nine. American Airlines will not speculate as to possible causes of the accident. At this point, no additional details can be confirmed.

Family members wishing to receive information about passengers may contact American Airlines at the following toll-free number: (800) 245-0999.

American Airlines officials are in direct contact with officials of the U.S. National Transportation Safety Board, and American is cooperating fully with federal, state and local authorities.